EXHIBIT 10.3


                              ASSIGNMENT OF FARMOUT


KNOW ALL PERSONS BY THESE PRESENTS:

         THAT, WHEREAS, Paluca Petroleum, Inc., an Oklahoma corporation, (hereinafter called Assignor) is the owner of those certain rights granted in a Farmout Agreement, filed in Hughes County, Oklahoma, County Clerk's office at Book 997, Pages 238 through 258, and covering the following described lands in Hughes County, Oklahoma, to-wit:

         S/2 Section 23, Township 7 North, Range 11 East
         S/2 Section 24, Township 7 North, Range 11 East
         N/2 Section 25, Township 7 North, Range 11 East.

         NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby sell, transfer, set over and assign to Assignee, Lexington Oil & Gas Ltd. Co., an Oklahoma limited liability company, all of Assignor's undivided interest in and to the above described Farmout Agreement.

         This Assignment is made without warranty, either express or implied, except Assignor does hereby warrant that the interest herein assigned are free and clear of all Hens, claims, encumbrances and mortgages by, through or under Assignor, but not otherwise.

Dated this 22nd day of April, 2004.

By: D

Paluca Petroleum, Inc.


By: /s/ DOUG HUMPHREYS
    __________________
        Doug Humphreys
        President



STATE OF OKLAHOMA )
                  ) 5S
                  )
COUNTY OF HUGHES

         This instrument was acknowledged before me this 22nd day of April, 2004 by Doug Humphreys, President of Paluca Petroleum, Inc. on behalf of the Corporation.



/s/ PATTI ARMSTRONG
    _______________
    Patti Armstrong
    Notary Public

My Commission Expires: 10-13-06

Official Seal
PATTI ARMSTRONG
NOTARY PUBLIC STATE OF OKLAHOMA
HUGHES COUNTY
My Commission Expires